Exhibit 99.1

TRICO BANCSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

PRESS RELEASE	Contact: Thomas J. Reddish
FOR IMMEDIATE RELEASE	Executive Vice President & CFO
(530) 898-0300

CHICO, Calif. – (June 4, 2014) – The Board of Directors of TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, declared a quarterly cash dividend of $0.11 (eleven cents) per share on June 4, 2014. The dividend is payable on June 30, 2014 to holders of record as of June 18, 2014.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 39-year history in the banking industry. It operates 41 traditional branch locations and 19 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 66 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.